SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) - April 27, 2004
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                                  CAPRIUS, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


Delaware                                0-11914                  02-2457487
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)

                  One Parker Plaza, Fort Lee, New Jersey 07024
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               (Address of principal executive offices) (zip code)


     Registrant's telephone number, including area code   -   (201) 592-8838
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ITEM 5.  OTHER EVENTS
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          On April 27, 2004, Caprius, Inc., a Delaware corporation (the
"Company"), issued and sold a series of 8% Senior Secured Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $1,075,000 (the "Offering"). The Notes are repayable, together with interest, on April 27, 2005 (the "Maturity Date"), subject to prepayment by the Company or conversion by the investors. The Notes and accrued interest thereon are convertible into shares of the Company's Common Stock at any time in whole or from time to time in part at a conversion price of Twenty Cents ($.20) per share, subject to reduction to Fifteen Cents ($.15) per share as of October 1, 2004 upon the occurrence of certain conditions described in the Notes, and subject to the anti-dilution provisions contained in the Notes.

          To induce investors to purchase the Notes, pursuant to a Security and Pledge Agreement, the Company secured its obligations under the Notes by granting to the investors a security interest in all of the Company's assets and pledging all of its capital stock of M.C.M. Environmental Technologies, Inc., a Delaware corporation and majority-owned subsidiary ("MCM"), excluding any royalty payments to be received pursuant to a Royalty Agreement, dated as of October 9, 2002, between Seradyn Inc. and Opus Diagnostic Inc., a subsidiary of the Company.

          The proceeds from the sale of the Notes will be utilized for the expansion of MCM's infectious medical waste disposal business and for general working capital purposes of the Company.

          The Offering shall continue until the earlier of May 12, 2004, subject to the right of extension up to June 11, 2004, or the issuance and sale of the balance of the Notes up to an aggregate principal amount of $1,500,000.

          The Company retained Sands Brothers International Ltd. ("SBIL") to serve as a selected dealer to offer and sell the Notes pursuant to a Selected Dealer Agreement (the "Dealer Agreement"). The Company is to pay SBIL a placement fee equal to 4% of the principal amount of the Notes sold and an advisory fee of 2% of the principal amount of the Notes sold, and is to grant warrants (the "Dealer Warrants") to SBIL to purchase up to 1,425,000 shares of the Company's Common Stock, at an exercise price of $.28 per share, pursuant to a Common Stock Purchase Warrant Agreement. In addition, the Company paid SBIL accountable legal fees incurred in connection with the Offering in the amount of $20,000, and is to pay SBIL a non-accountable expense allowance equal to 1% of the principal amount of the Notes sold. The Company entered into a Registration Rights Agreement with the purchasers of the Notes and SBIL for the registration of shares of Common Stock underlying the Notes and the Dealer Warrants.

          For more information regarding this transaction, reference is made to the Exhibits filed with this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

          (c)  Exhibits


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          10.1 Securities Purchase Agreement, dated April 26, 2004, between the
               Company and the investors.

          10.2 Form of 8% Senior Secured Convertible Promissory Notes.

          10.3 Security and Pledge Agreement, dated April 26, 2004, by the Company in favor of CAP Agent Associates, LLC.

          10.4 Registration Rights Agreement, dated April 26, 2004, by and among the Company, the purchasers of the Notes, and SBIL.

          10.5 Dealer Agreement, dated April 12, 2004, between the Company and SBIL.

          10.6 Common Stock Purchase Warrant Agreement, dated April 26, 2004, between the Company and SBIL.

          99.1 Press Release, dated April 30, 2004.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CAPRIUS, INC.
                                              -----------------
                                               (Registrant)


Dated:  April 30, 2004                 By: /s/ George Aaron
                                          -------------------------------
                                           George Aaron,
                                           Chief Executive Officer


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